                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               --------------------


                                    FORM 8-K


                               --------------------


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 6, 1997
                                                   -----------------------------

                           DART GROUP CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                    0-1946                  53-0242973
 ----------------------------        -------------           -------------------
 (State or other jurisdiction        (Commission             (I.R.S. Employer
       of incorporation)             File Number)            Identification No.)


           3300 75th Avenue, Landover, Maryland                  20785
--------------------------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (301) 731-1200
                                                  ------------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report).

Item 5.  Other Events

                 On October 6, 1997, Trak Auto Corporation ("Trak"), a majority owned subsidiary of Dart Group Corporation ("Dart"), announced that Trak and certain of its affiliates had entered into a Purchase Agreement (the "Purchase Agreement") with CSK Auto, Inc. ("CSK") pursuant to which Trak has agreed to convey to CSK the assets (including Inventory, Leases and Fixtures (as described in the Purchase Agreement)) relating to the business (the "Business") conducted by Trak in its retail discount auto parts stores in the Los Angeles, California metropolitan area (the "Transaction"). CSK will acquire the assets of the Business for an aggregate purchase price of $38,000,000, subject to downward adjustment based upon the value of the inventory conveyed at the Closing of the Transaction. Trak will retain all existing liabilities related to the assets and Business.

                 Reference is made to the Current Report on Form 8-K filed by Trak concurrently herewith for a fuller description of the proposed transaction. Copies of the Purchase Agreement and the Press Release issued on October 6, 1997 by Trak with respect to the Transaction are attached as Exhibits to the Current Report on Form 8-K filed by Trak. The description of the Purchase Agreement and Transaction set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.


                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DART GROUP CORPORATION


                                              By: /s/ Mark A. Flint
                                                  -----------------------------
                                                  Mark A. Flint
                                                  Senior Vice President and
                                                  Chief Financial Officer

Date:  October 22, 1997






                                     - 2 -